UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2011

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 15, 2011, we entered into an agreement with Mylan Inc., or Mylan, to acquire the worldwide rights to certain assets and the FDA registration related to the Kristalose® brand, collectively the Mylan Agreement. As consideration for the assets, we will pay to Mylan royalties based on future sales of Kristalose®.

As previously disclosed in certain our of prior SEC filings, prior to the acquisition of these assets, we had executed an agreement with Inalco S.p.A and Inalco Biochemicals, Inc., collectively Inalco, for exclusive distribution and marketing rights in addition to an exclusive license regarding the intellectual property for Kristalose® , or the Kristalose Agreement. As a condition precedent to the acquisition of the worldwide rights discussed above, Mylan acquired certain rights to Kristalose® from Inalco. Therefore, along with Inalco, we terminated the Kristalose Agreement on November 15, 2011 concurrently with the entry into the Mylan Agreement. We incurred no early termination penalties upon termination of the Kristalose Agreement. The foregoing description of the Kristalose Agreement is qualified in its entirety by Exhibits 10.9, 10.9.1, 10.9.2, 10.9.3, and 10.9.4 to the Company’s Annual Report on Form 10-K filed on March 11, 2011.

The Mylan Agreement is attached hereto as Exhibit 10.28, and the foregoing summary is qualified in its entirety by such agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosures included in Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

d)

10.28† Asset Purchase and Royalty Agreement for Kristalose dated November 15, 2011 by and between Mylan Inc. and Cumberland Pharmaceuticals Inc.

† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from Exhibit 10.28 and submitted separately to the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

November 21, 2011	By:	Rick S. Greene

Name: Rick S. Greene
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.28	Asset Purchase and Royalty Agreement for Kristalose dated November 15, 2011 by and between Mylan Inc. and Cumberland Pharmaceuticals Inc.